UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2018

UGI Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610 337-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2018, UGI Utilities, Inc. (“UGI Utilities”), a wholly owned subsidiary of UGI Corporation, entered into an Increasing Lender Commitment and Acceptance (the “Commitment and Acceptance”) under its unsecured, revolving Credit Agreement (the “Credit Agreement”), dated as of March 27, 2015, among UGI Utilities, as borrower, PNC Bank, National Association, as administrative agent, Citizens Bank of Pennsylvania, as syndication agent, PNC Capital Markets LLC and Citizens Bank, N.A., as joint lead arrangers and joint bookrunners, and PNC Bank, National Association, Citizens Bank of Pennsylvania, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, The Bank of New York Mellon, Bank of America, N.A., and the other financial institutions from time to time parties thereto (collectively, the “Lenders”). The Commitment and Acceptance increases the amount of loan commitments under the Credit Agreement to $450 million from $300 million. All other terms of the Credit Agreement, as described in the Current Report on Form 8-K dated March 27, 2015, remain unchanged.

A copy of the Commitment and Acceptance is filed as Exhibit 10.1 to UGI Utilities’ Current Report on Form 8-K dated September 21, 2018 and is incorporated herein by reference. The above summary of the terms of the Commitment and Acceptance is qualified in its entirety by reference to the Commitment and Acceptance.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding UGI Utilities’ borrowing under the Credit Agreement is hereby incorporated into Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

September 27, 2018	By:	/s/ Monica M. Gaudiosi
		Name:	Monica M. Gaudiosi
		Title:	Vice President, General Counsel and Secretary